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                                                                    EXHIBIT 11.0



                       EXTENDEDCARE HEALTH SERVICES, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE
              (IN THOUSANDS, EXCEPT NUMBER OF SHARES OUTSTANDING)


                                                        Three Months ended
                                                              March 31
                                                        2000         1999
                                                      --------     --------

Net Earnings                                          $(10,522)    $ (5,793)
Weighted Average Number of
  Common Shares Outstanding                                947          947
                                                      --------     --------

Net earnings per Common Share                         $   (11)     $     (6)
                                                      =======      ========

The Company does not have a complex capital structure and therefore, only has basic earnings per share.